Exhibit 10.4

OPTION ROLLOVER AGREEMENT

This OPTION ROLLOVER AGREEMENT (this “Agreement”) is entered into as of _________ by and between Merritt Topco, Inc., a Delaware corporation (“Topco”), and ____________ (the “Rollover Holder”).

WHEREAS, Datto, Inc. a Delaware corporation (“Parent”). Asteroid Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Autotask Superior Holding, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Securityholders’ Representative (as defined therein), entered into that certain Agreement and Plan of Merger, dated as of October 24, 2017 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”) on the terms and conditions set forth therein (all capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, the Rollover Holder currently is the holder of the type and number of Company Rollover Options as set forth on Schedule A attached hereto; and WHEREAS, subject to the terms and conditions of this Agreement, Topco and the Rollover Holder desire, immediately prior to Closing, to enter into this Agreement to provide the terms and conditions on which the Rollover Holder will exchange the Company Rollover Options for new options to purchase shares of common stock of Topco (“Topco Common Stock”) (each, a “New Option.” and collectively, the “New Options”) in accordance with the terms and conditions set forth herein and in the Merger Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Topco and the Rollover Holder hereby agree as follows:

1. Authorization of New Options. Subject to the terms and conditions of this Agreement, promptly following the Closing, Topco will grant the New Options to the Rollover Holder.

2. Exchange; Closing.

(i) On the Closing Date, and subject to the terms and conditions contained herein, the Rollover Holder hereby irrevocably and unconditionally agrees to exchange all Company Rollover Options for the New Options in accordance with the terms and conditions set forth herein, including Schedule A, and in the Merger Agreement.

(ii) Immediately upon the consummation of the transactions contemplated by the Merger Agreement, the Company Rollover Options will be of no further force and effect, and neither Topco nor any of its affiliates (including the Company) will have any further liability or obligation to the Rollover Holder or any other Person with respect thereto (except the obligation to grant New Options).

3. Representations and Warranties of the Rollover Holder.

(a) In connection with the issuance of the New Options under this Agreement, as a material inducement for Topco to enter into this Agreement, the Rollover Holder represents and warrants to Topco that the following statements are true and correct as of the date hereof and the Closing Date:

(i) The Rollover Holder is the record and beneficial owner of the Company Rollover Options free and clear of any restrictions on transfer (other than any restrictions under applicable securities Laws), security interests or liens as of the date hereof and as of the Closing Date is the legal and beneficial owner of the Company Rollover Options set forth on Schedule A, and irrevocably and unconditionally covenants and agrees that he or she shall not transfer any actual or beneficial interest in any of the Company Rollover Options and shall not exercise any of the Company Rollover Options prior to the Closing Date.

(ii) This Agreement constitutes the legal, valid and binding obligation of the Rollover Holder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Rollover Holder does not conflict with, violate or cause a breach of, or otherwise require the consent of any third party pursuant to, any Contract or instrument to which the Rollover Holder is a party, or any judgment, order or decree to which the Rollover Holder is subject.

(iii) The Rollover Holder is acquiring the New Options issued to him or her for the Rollover Holder’s own account (and not on behalf of any other persons) with the present intention of holding such New Options for the purposes of investment and not with a view to, or intention of, distribution thereof in violation of any applicable securities laws and the New Options shall not be disposed of in contravention of any applicable securities laws.

(iv) The Rollover Holder is either (A) an “Accredited Investor” as that term is defined in Regulation D under the Securities Act of 1933 (the “Securities Act”), as amended or (B) on his or her own or with the assistance of a “purchaser representative” (as defined in Regulation D under the Securities Act), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. The Rollover Holder considers himself or herself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the New Options.

(v) The Rollover Holder is able to bear the economic risk of the investment in the New Options for an indefinite period of time. The Rollover Holder understands that the New Options acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the New Options (including under applicable Laws and the any applicable documentation of Topco or the Company), and that for an indefinite period following the date hereof there will be no public market for the New Options and that, accordingly, it may not be possible for such Rollover Holder to sell or otherwise transfer the New Options in case of emergency or otherwise.

(vi) The Rollover Holder has not employed any investment banker, broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokers’ fees or finders’ fees in connection with the transactions contemplated by this Agreement, for which Topco or any of its subsidiaries may have any liability.

(vii) The Rollover Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the New Options and has had access to such other information regarding the exchange of the Company Rollover Options and issuance of the New Options contemplated hereby as such Rollover Holder has requested.

(viii) The Rollover Holder acknowledges that Topco will rely upon the accuracy and truth of the foregoing representations in this Section 3 and hereby consents to such reliance.

(b) In connection with the cancellation of the Company Rollover Options and the grant of the New Options under this Agreement, as a material inducement for the Rollover Holder to enter into this Agreement, Topco represents and warrants to the Rollover Holder that the following statements are true and correct as of the date hereof and the Closing Date:

(i) Organization. Corporate Power. Topco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in every jurisdiction in which the failure to do so would, or would reasonably be expected to, have a material adverse effect on the assets, operations, business or financial condition of Topco. Topco possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(ii) Authorization; Enforceability. The execution, delivery and performance by Topco or its officers of this Agreement with respect to the New Options have been, or will be at their execution, duly authorized by Topco. This Agreement constitutes a legal, valid and binding obligation of Topco, enforceable against Topco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(iii) Non-Contravention. The execution, delivery and performance by Topco of this Agreement does not (A) conflict with or result in a breach of the terms, conditions or provisions or violation of, (B) constitute a default under, (C) result in the creation of any lien upon the Rollover Holder’s equity interests or assets pursuant to, (D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with any third party or any governmental entity pursuant to any law to which the Rollover Holder is subject, or any order, judgment or decree or any material contract, agreement, instrument or document to which the Rollover Holder is a party or is otherwise subject.

(iv) Brokerage. There are no claims for and no one is entitled to brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Rollover Holder is a party or is otherwise subject.

4. Other Agreements.

(a) The Rollover Holder agrees that he, she or it shall, upon request, execute and deliver any additional documents reasonably deemed by Topco to be necessary to complete the proper exchange of the Company Rollover Options for the New Options in accordance with the terms and conditions of this Agreement.

(b) The Rollover Holder hereby acknowledges and agrees that, other than the right to receive New Options in accordance with the Merger Agreement, the Rollover Holder shall have no rights as the holder of Common Stock.

5. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to (a) Topco, and (b) the Rollover Holder at the address set forth on the signature page hereto.

6. General Provisions.

(a) Amendments. Waivers and Consents. No modification, amendment or waiver of any provision of this Agreement will be effective against Topco or the Rollover Holder unless such modification, amendment or waiver is approved in writing by Topco or the Rollover Holder (as the case may be). The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

(c) Parties in Interest: Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Rollover Holder, Topco and their respective successors and assigns (including subsequent holders of the New Options issued hereunder).

(d) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

(e) Survival: Entire Agreement. All representations and warranties contained herein, or made in writing by or on behalf of a party hereto in connection herewith, will survive the execution and delivery of this Agreement, the consummation of the Transaction, and the transfer by the Rollover Holder of any of New Options, and may be relied upon by each party hereto and any of its successors and assigns, regardless of any investigation made at any time by or on behalf of such party or any of its successors and assigns. This Agreement and the agreements and documents referred to herein contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(h) Acknowledgement. The Rollover Holder acknowledges that he or she has not relied on any statement made by Topco or its Affiliates or _____ in connection with such investment. The Rollover Holder acknowledges and agrees that he or she has been advised in writing to obtain legal counsel to represent such party in connection with its evaluation of the investment in Topco, the risks associated with such investment and all other matters relating to such investment, and that the Rollover Holder has not been represented or advised by Topco or its Affiliates or _____ on any matter concerning his or her investment in Topco, including but not limited to, the structure of the investment, the tax consequences of such investment or any other risks associated with such investment.

(i) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(j) Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT WILL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE AND EACH OF TOPCO AND THE ROLLOVER HOLDER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH OF TOPCO AND THE ROLLOVER HOLDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO HIM OR HER AT THE ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF TOPCO TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) Section 409A. The intent of the parties is that the exchange of Company Rollover Options for New Options as contemplated herein will comply with the applicable requirements of Section 409A of the Internal Revenue Code.

(l) Taxes. Topco shall be entitled, if necessary or desirable, to withhold from the Rollover Holder any amount due and payable by Topco to the Rollover Holder (or secure payment from the Rollover Holder in lieu of withholding) the amount of any withholding or other tax due from Topco with respect to the transaction contemplated hereunder or with respect to the vesting, exercise, or any other disposition of the New Options, and Topco may defer such issuance or such vesting exercise or other disposition unless indemnified by the Rollover Holder to its satisfaction.

(m) Termination. This Agreement shall terminate, and be of no further force and effect, upon the valid termination of the Merger Agreement in accordance with the terms and conditions thereof and, to the extent applicable, all transactions contemplated by this Agreement will be deemed to be rescinded and, for the avoidance of doubt, all Company Rollover Options shall be returned to the Rollover Holder, if applicable.

(n) Expenses. Except as otherwise specified in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own costs and expenses, including, but not limited to, legal fees, incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(o) Further Assurances. Topco and the Rollover Holder shall cooperate with each other at all times to do, or procure the doing of, all acts and things, and execute, or procure the execution of, all documents and instruments, as may reasonably be required to give full effect to this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Option Rollover Agreement as of the date first above written.

MERRITT TOPCO, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Option Rollover Agreement as of the date first above written.

ROLLOVER HOLDER:

Name:

Address for Notices:

[Signature Page to Rollover Agreement]

SCHEDULE A

OPTION ROLLOVER INFORMATION

The number of Company Rollover Options shall equal the quotient (rounded out to four decimal points) of (i) _______, divided by (ii) the fair market value of a share of Common Stock immediately prior to the Closing. The number of New Options that will be issued in exchange for the Company Rollover Options shall be determined in accordance with this Schedule A.

At the Closing, each Company Rollover Option shall be converted into a number of New Options equal to the product (rounded out to four decimal points) of (i) the number of shares of Common Stock subject to the Company Rollover Option immediately prior to the Closing and (ii) the Option Exchange Ratio (as defined below), at an exercise price per share of Topco Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Rollover Option immediately prior to the Closing, divided by (B) the Option Exchange Ratio. Notwithstanding the foregoing, the number of New Options determined by the previous sentence may be further reduced, with a corresponding reduction in the exercise price per share of Topco Common Stock, so long as the aggregate spread between the fair market value of the shares of Topco Common Stock subject to the New Options, and the exercise price of such New Options, is equal to the aggregate spread value that would have existed had the Company Rollover Options been converted in the manner provided in the previous sentence. Furthermore, the number of shares of Topco Common Stock subject to the New Options and the applicable exercise price shall be subject to such adjustments as may be necessary for the foregoing conversion to satisfy the requirements of Sections 409A, 422 and 424 of the Code and Treasury Regulation Section 1.424- 1.

For purposes of this Schedule A, the “Option Exchange Ratio” shall be equal to a fraction (i) having a numerator equal to the fair market value of a share of Common Stock immediately prior to the Closing and (ii) having a denominator equal to the fair market value of a share of Topco Common Stock immediately after the Closing (determined in good faith using standard valuation methods consistent with the requirements of Section 409A of the Code).

Except as specifically provided above, following the Closing, each New Option shall continue to be governed by the same terms and conditions as were applicable immediately prior to the Closing, including those set forth in the applicable award agreement and the Option Plan governing the Company Rollover Options.

The intention of this Schedule A is to provide for the tax-free rollover of the Company Rollover Options into an option to acquire Topco Common Stock while preserving the aggregate spread value of the Company Rollover Options immediately prior to such conversion. The parties mutually agree to determine, in good faith, any addition adjustments to the number of shares of Topco Common Stock subject to the New Options, and the applicable exercise price, as may be required to satisfy this intent. For the avoidance of doubt, Topco and the Company make no representations or warranties with respect to the application of Section 409A of the Code and other tax consequences with respect to the conversion of the Company Rollover Options contemplated hereunder.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered as of ________, between Autotask Superior Holding, Inc., a Delaware corporation (the “Company”), and _________ (“Optionholder”).

The Company and Optionholder desire to enter into this Agreement whereby the Company will grant Optionholder the options specified herein to acquire certain shares of the Company’s Common Stock. Defined terms used in this Agreement without definition will have the meanings ascribed thereto in the Company’s 2014 Stock Option Plan (the “Plan”), a copy of which is attached hereto as Exhibit A. In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of this Agreement will govern and prevail.

The parties hereto agree as follows:

7. Plan Acknowledgment. Each of the undersigned agrees that this Agreement has been executed and delivered, and the stock options have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Optionholder and, except as otherwise specified herein, pursuant to each of the terms and conditions of the Plan.

8. Options.

(a) Time Based Option Grant. The Company hereby grants to Optionholder, pursuant to the Plan, an option to purchase up to _____ shares of Common Stock (the “Time Based Option”), at an exercise price per share of _____ (the “Option Price”). As set forth in Section 8 of the Plan, the Option Price and the number of Time Based Option Shares issuable upon exercise of any Time Based Option will be equitably adjusted for any share split, share dividend or reclassification of Common Stock which occurs subsequent to the date of this Agreement. The Time Based Option will expire on the close of business on the tenth anniversary of the date of this Agreement, subject to earlier expiration as provided in Section 2(d) and Section 2(f) below. The Time Based Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code. The “Vesting Commencement Date” for purposes of this Agreement is _________.

(b) Value Creation Based Option Grant. The Company hereby grants to Optionholder, pursuant to the Plan, an option to purchase up to _____ shares of Common Stock (the “Value Creation Based Option”), at an exercise price per share equal to the Option Price. As set forth in Section 8 of the Plan, the Option Price and the number of Value Creation Based Option Shares issuable upon exercise of any Value Creation Based Option will be equitably adjusted for any share split, share dividend or reclassification of the Common Stock which occurs subsequent to the date of this Agreement. The Value Creation Based Option will expire on the close of business on the tenth anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Optionholder’s employment or service, as provided in Section 2(d) below. The Value Creation Based Options are not intended to be “incentive stock options” within the meaning of Section 422 of the Code.

(c) Exercisability. Options may be exercised only to the extent they have become vested and the vested portion of such Options shall be exercisable only upon the earlier of the following events: (i) a Change of Control and (ii) Optionholder’s Termination Date. Options shall become vested and exercisable in accordance with the provisions of this Section 2(c) and Section 2(f) below. Options which have become vested as of the date of determination are referred to herein as “Vested Options,” and all other Options are referred to herein as “Unvested Options.” Participant may only exercise Options that are Vested Options.

(i) Time Based Options. The Time Based Options described in Section 2(a) above will have vested with respect to: _____.

(ii) Value Creation Based Option. The Value Creation Based Options will have vested upon the consummation of a Change of Control if Optionholder is, and has been, continuously employed by Vista Consulting Group or has acted as a director, officer or employee of the Company or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries from the Grant Date through the date of such Change of Control.

(d) Early Expiration of Options. Notwithstanding any provision herein to the contrary, any portion of the Options granted hereunder that have not vested and become exercisable on or prior to the Termination Date will expire on the Termination Date and may not be exercised under any circumstance. Options shall be exercisable only upon one or more of the events described in Section 2(c) above and to the extent not exercised in accordance with Section 2(c) upon the occurrence of such event(s), the Options shall immediately terminate and cease to be exercisable. Options granted hereunder that have vested on or prior to the Termination Date will expire on the earliest of (i) 30 days after the Termination Date, (ii) 30 days after the date of a Change of Control, provided that the Optionholder received written notice of the Change of Control not less than ten (10) days before the occurrence of the Change of Control, (iii) 30 days after receipt by the Optionholder of notice of a Change of Control that has already occurred for which no advance written notice was provided as specified in clause (ii) above, and (iv) the close of business on the tenth anniversary of the date of this Agreement. Notwithstanding any provision in this Agreement to the contrary, any portion of the Options granted hereunder which have not been exercised prior to or in connection with a Change of Control shall expire upon the consummation of any such transaction.

(e) Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the tenth anniversary of the date of this Agreement (except as provided for in Section 2(d) above), Optionholder may exercise all or any portion of the Options granted hereunder with respect to Option Shares vested pursuant to Section 2(c) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Optionholder has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Optionholder regarding the Company and its Subsidiaries, (ii) payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the applicable option exercise price (the “Aggregate Exercise Price”), provided that, Optionholder may, in lieu of paying the

Aggregate Exercise Price in cash, indicate in Optionholder’s exercise notice that such Optionholder intends to effect a cashless exercise thereof and, in such case, the Company shall cancel such number of Option Shares otherwise issuable to the Optionholder having a Fair Market Value equal to the Aggregate Exercise Price of the Options being exercised, in which event the Company shall only issue Option Shares for the remainder of the Options being exercised after satisfying the Aggregate Exercise Price, (iii) an executed joinder to that certain Stockholders Agreement, dated as of June 25, 2014, by and among the Company and its stockholders signatory thereto (as amended from time to time, the “Stockholders Agreement”), in form and substance reasonably satisfactory to the Company, pursuant to which such Optionholder shall agree to become a party to the Stockholders Agreement and entitled to the rights and benefits and subject to the duties and obligations of a “Management Stockholder” thereunder, and (iv) an executed consent from Optionholder’s spouse (if any) in the form of Exhibit 1 attached to the Plan. As a condition to any exercise of the Options, Optionholder will permit the Company to deliver to him or her all financial and other information regarding the Company and its Subsidiaries which it believes is necessary to enable Optionholder to make an informed investment decision. If, at any time subsequent to the date Optionholder exercises any portion of the Options granted hereunder and prior to the occurrence of a Change of Control, Optionholder becomes legally married (whether in the first instance or to a different spouse), Optionholder shall cause Optionholder’s spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached to the Plan. Optionholder’s failure to deliver to the Company an executed consent in the form of Exhibit 1 to the Plan at any time when Optionholder would otherwise be required to deliver such consent shall constitute Optionholder’s continuing representation and warranty that Optionholder is not legally married as of such date.

(f) Change of Control. Upon the consummation of a Change of Control, any Time Based Options which were Unvested Options immediately prior to such Change of Control shall be deemed Vested Options (such Options which are subject to accelerated vesting being referred to as the “Accelerated Options”). The Optionholder hereby agrees that upon a Change of Control, the Accelerated Options shall be deemed to be automatically exercised through a cashless exercise and Optionholder shall have no further rights under the Accelerated Options other than payment of the consideration, if any, to be paid to the Optionholder (whether in the form of cash or stock) in respect of such deemed exercise of Accelerated Options as of the Change of Control.

(g) Securities Laws Restrictions. Optionholder represents that when Optionholder exercises any portion of the Options he or she will be purchasing the Option Shares represented thereby for Optionholder’s own account and not on behalf of others. Optionholder understands and acknowledges that federal, state and foreign securities laws govern and restrict Optionholder’s right to offer, sell or otherwise dispose of any Option Shares unless Optionholder’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Optionholder agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Optionholder further understands that the certificates for any Option Shares which Optionholder purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(h) Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from Optionholder from any amounts due and payable by the Company to Optionholder (or secure payment from Optionholder in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Options or Common Stock issuable under this Agreement.

(i) Limited Transferability of the Options. The Options granted hereunder are personal to Optionholder and are not transferable by Optionholder except pursuant to the laws of descent or distribution. Only Optionholder or his legal guardian or representative may exercise the Options granted hereunder.

9. Optionholder’s Representations. Optionholder hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Optionholder does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Optionholder is a party or by which he or she is bound, (ii) Optionholder is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company or one of its Subsidiaries) and (iii) upon the execution and delivery of this Agreement by the Company and Optionholder, this Agreement shall be the valid and binding obligation of Optionholder, enforceable against Optionholder in accordance with its terms. Optionholder hereby acknowledges and represents that he or she has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his or her rights and obligations under this Agreement (including, without limitation, the Plan) and that he or she fully understands the terms and conditions contained herein and therein.

10. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.

11. Third Party Beneficiaries; Successors and Assigns. The parties hereto acknowledge and agree that the VEP Stockholders are third party beneficiaries of this Agreement and the Plan. Except as otherwise provided herein, this Agreement and the Plan shall bind and inure to the benefit of and be enforceable by Optionholder, the Company and the VEP Stockholders and their respective heirs, successors and assigns (including subsequent holders of Option Shares); provided that the rights and obligations of Optionholder under this Agreement and the Plan shall not be assignable except in connection with a permitted transfer of Option Shares in accordance with the Plan.

12. Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

14. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15. Governing Law. This Agreement will be subject to the Governing Law provisions of the Plan as if fully set forth in this Agreement.

16. Remedies. Each of the parties to this Agreement will be entitled to any of the remedies specified in the Plan.

17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Optionholder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

18. Defined Terms. Notwithstanding anything to the contrary in the Plan, “Cause”, “Competitive Activity”, “Competitive Business”, “Good Reason” and “Termination Date”, as used in the Plan and/or this Agreement, shall have the following definitions (as such definitions apply to Optionholder):

“Cause” shall have the meaning ascribed to such term in any written employment or severance agreement (or legally binding offer letter) between Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries, and Optionholder, or in the absence of any such written agreement, shall mean any of the following: (i) a material failure to perform responsibilities or duties to Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries under any written employment or severance agreement (or legally binding offer letter) between Vista Consulting Group, the Company, or portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries and Optionholder or those other responsibilities or duties as requested from time to time by the Chief Executive Officer and/or the Board, after demand for performance has been given by the Chief Executive Officer and/or the Board that identifies how such responsibilities or duties have not been performed; (ii) engagement in illegal or improper conduct or in gross misconduct; (iii) commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries in good faith believes may harm the standing and reputation of Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries; (iv) a material breach of the duty of loyalty to Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries material breach of any such Person’s written code of conduct and business ethics or any agreement between Optionholder and any of such Persons; (v) dishonesty, fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of duties as an employee; (vi) personal bankruptcy or insolvency; or (vii) excessive and unreasonable absences from duties for any reason (other than authorized vacation or sick leave) or as a result of disability.

“Competitive Activity” shall have the meaning ascribed to such term in any written employment or severance agreement between Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries and Optionholder, or in the absence of any such written agreement, shall mean, with respect to Optionholder, during the term of Optionholder’s employment with Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries and during the two year period immediately following Optionholder’s Termination Date, (i) rendering advice or services to, or otherwise assisting, any other Person who is engaged, directly or indirectly, in any Competitive Business, or (ii) Participating or otherwise holding a voting or profit participation interest in any Person who is engaged, directly or indirectly, in any Competitive Business; provided that the passive ownership by Optionholder of not more than five percent (5%) of the outstanding shares of any class of capital stock of a corporation which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as Optionholder has no active Participation in the business of such corporation.

“Competitive Business” shall have the meaning ascribed to such term in any written employment or severance agreement between Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries and Optionholder, or in the absence of any such written agreement, shall mean any business which is similar or related to or competitive with the business or planned business of the Company and/or any Subsidiary of the Company.

“Good Reason” shall have the meaning ascribed to such term in any written employment or severance agreement (or legally binding offer letter) between Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries and Optionholder, or in the absence of any such written agreement, shall mean Optionholder’s resignation from employment or consultancy with Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries as a result of one or more of the following reasons: (i) a material, adverse change in Optionholder’s duties or responsibilities with Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries, provided that a change in title or a change in the person or office to which Optionholder reports, shall not, by itself, constitute such a material, adverse change; (ii) a reduction in Optionholder’s then current base salary by more than 10% or a reduction in Optionholder’s base salary by less than 10% which is not applied to similarly ranked employees; and/or (iii) the material breach by Vista Consulting Group, the Company, or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries of any legally binding offer letter or employment agreement between Optionholder any such Person; provided, however, that in each of the foregoing cases, Optionholder must first give the counterparty to such legally binding offer letter or employment agreement an opportunity to cure any of the foregoing within thirty (30) business days following Optionholder’s delivery to the counterparty to such legally binding offer letter or employment agreement of a written explanation specifying the basis for Optionholder’s belief that he or she is entitled to terminate his or her employment for Good Reason.

“Termination Date” shall mean (i) with respect to Time Based Options, the first date on which the Optionholder is no longer employed by Vista Consulting Group and (ii) with respect to Value Creation Based Options, the first date on which (x) the Optionholder is no longer employed by Vista Consulting Group and (y) the Optionholder is no longer acting as a director, officer or employee of the Company or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries, in each case for any reason.

19. Any other reference in the Plan or the Agreement to a Participant’s employment by the Company or any of its Subsidiaries shall mean a Participant’s employment by Vista Consulting Group, the Company or any portfolio company or other affiliate of Vista Equity Partners or any of their respective Subsidiaries (but only to the extent such references apply to Optionholder).

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AUTOTASK SUPERIOR HOLDING, INC.

By:
Name:
Title:

(Autotask Superior Holding, Inc.—

Stock Option Agreement)

Exhibit A

2014 Stock Option Plan

AUTOTASK SUPERIOR HOLDING, INC.

2014 STOCK OPTION PLAN

1. Purpose of Plan. This 2014 Stock Option Plan (the “Plan”) of Autotask Superior Holding, Inc., a Delaware corporation (the “Company”), is designed to provide incentives to such present and future employees, directors, officers, consultants or advisors of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants. Only those Participants who are employees of the Company or its Subsidiaries shall be eligible to receive incentive stock options within the meaning of Section 422 of the Code. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s Common Stock is publicly traded, the issuance of options to purchase shares of the Company’s Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.

2. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Affiliate” of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership or a limited liability company, any partner or member, respectively, of such Person and, in the case of a Person which is corporation, any stockholder of such Person.

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean (i) a material failure by Participant to perform Participant’s responsibilities or duties to the Company under any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant or those other responsibilities or duties as requested from time to time by the Board, after demand for performance has been given by the Board that identifies how Participant has not performed Participant’s responsibilities or duties; (ii) Participant’s engagement in illegal conduct or in gross misconduct; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude, or other act or omission causing material harm to the standing and reputation of the Company if the act or omission was wrongful or deliberate; (iv) a material breach of Participant’s duty of loyalty to the Company or Participant’s material breach of the Company’s written code of conduct and business ethics or any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant; (v) dishonesty, fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of Participant’s duties as an employee; (vi) Participant’s personal bankruptcy or insolvency; or (vii) excessive and unreasonable absences from Participant’s duties for any reason (other than authorized vacation or sick leave) or as a result of Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company as a result of any mental or physical disability or incapacity (“Disability”), provided, that for clauses (i) and (vii), the Company first gives Participant written notice and gives Participant an opportunity to cure the breach within thirty business days of the date of the written notice.

“Change of Control” means the first to occur of any (i) Sale of the Company, or (ii) sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which any person or group other than the VEP Stockholders obtains possession of voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Common Stock” means the Company’s Common Stock, par value $0,001 per share.

“Company Group” means the Company and its Subsidiaries.

“Company Stock” means, collectively, the Common Stock and any other class or series of shares of capital stock hereafter created by the Company.

“Competitive Activity” means, with respect to a Participant, during the term of such Participant’s employment with the Company or any of its Subsidiaries and during the two (2) year period immediately following such Participant’s Termination Date, directly or indirectly, for himself or for any other Person, Participating in any Competitive Business or any business in which the Company is engaged or is planning to engage as of such Participant’s Termination Date; provided that the passive ownership by such Participant of not more than two percent (2%) of the outstanding shares of any class of capital stock of a corporation which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Participant has no active Participation in the business of such corporation.

“Competitive Business” shall have the meaning ascribed to such term in any written employment or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and the applicable Participant, or in the absence of any such written agreement (or legally binding offer letter), shall mean the business of the Company as of the Closing Date, including the business of providing front, mid and back office business management software to automate the core workflows of managed service providers, information technology solution providers, information technology service management organizations, professional services automation organizations or similar businesses (including, but not limited to, software to help customers manage service ticketing, time and expense management, service level agreement management, utilization tracking, customer relationship management, service desk, dispatch, billing, project management and contracts management, customer ticketing management, mobile management, analytics and business intelligence) and related services in the United States of America, Canada, Netherlands, South Africa, Belgium, New Zealand, the United Kingdom, Germany, Australia, and China and the remainder of the world.

“Effective Date” means July 14, 2014.

“Fair Market Value” of an Option Share means the fair market value thereof as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“Good Reason” shall have the meaning ascribed to such term in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean Participant resigns from employment with the Company or any Subsidiary of the Company as a result of one or more of the following reasons: (i) a material, adverse change in Participant’s duties or responsibilities with the Company; provided that a change in title or a change in the person or office to which Participant reports, shall not, by itself, constitute such a material, adverse change, or (ii) the material breach by the Company of any offer letter, employment agreement, consulting agreement, or option agreement between Participant and the Company, provided, however, that in each case above, Participant must first give the Company written notice of an alleged violation within thirty (30) business days of the occurrence thereof and an opportunity to cure such violation within thirty (30) business days of the date of the written notice.

“Independent Third Party” means any Person who (together with its Affiliates), immediately prior to the contemplated transaction, does not own, directly or indirectly, in excess of 5% of the Company Stock on a Fully-Diluted Basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption), parent or dependent of any such 5% Owner or a trust for the benefit of such 20% Owner and/or such other Persons “IPO” means an initial public offering and sale of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act.

“Option” means any option enabling the holder thereof to purchase any shares of the Company’s Common Stock granted by the Committee pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such other form, consistent with this Plan, as the Committee may determine.

“Option Shares” means the shares of the Company’s Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Original Cost” of each Option Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Common Stock subsequent to any such purchase), if any.

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the 3 management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means a sale of all or a majority of the Company’s assets determined on a consolidated basis or a sale of all or a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent Reorganization” means any solvent reorganization of the Company or any Subsidiary of the Company, including by merger, consolidation, recapitalization, transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with a third party that is not a member of the Company Group or its Affiliates (which Affiliates may include an entity formed for the purpose of such Solvent Reorganization)), in which:

(i) all holders of Option Shares are offered the same consideration in respect of such Option Shares;

(ii) the pro rata indirect economic interests of the holders of Option Shares in the business of Autotask Superior Holding, Inc., relative to each other and all other holders, directly or indirectly, of equity securities in the Company Group (other than those held by entities within the Company Group), are preserved; and

(iii) the rights of the holders of Option Shares are preserved in all material respects (it being understood by way of illustration and not limitation that the relocation of a covenant or restriction from one instrument to another shall be deemed a preservation if the relocation is necessitated, by virtue of any law or regulations applicable to the Company Group following such Solvent Reorganization, as a result of any change in jurisdiction or form of entity in connection with the Solvent Reorganization; provided that such covenants and restrictions are retained in instruments that are, as nearly as practicable and to the extent consistent with business and transactional objectives, equivalent to the instruments in which such restrictions or covenants were contained prior to the Solvent Reorganization).

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

“VEP Stockholders” means Vista Equity Partners Management, LLC and/or any transferee of Vista Equity Partners, LLC and any Affiliate of any of the foregoing Persons that holds any shares of the Company’s capital stock, including Vista Foundation Fund II, L.P.

3. Grant of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such exercise price, which may be Fair Market Value or such other value as determined by the Committee and set forth in a written award agreement with respect to an Option, and on such other terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Common Stock pursuant to an Option shall be required to pay in full the exercise price related thereto.

4. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options, (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (iii) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (iv) to determine whether any Options are subject to and/or comply with the requirements of Code Section 409A or the regulations thereunder and (v) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Each action of the Committee shall be binding on all persons. Notwithstanding any provision to the contrary contained in this Plan or any separate written agreement between the Company and any Participant with respect to any Option pursuant to this Plan, any unvested Options that do not become vested immediately prior to, or in connection with, any Sale of the Company shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Participant nor any other Person shall have any further rights or obligations with respect to such forfeited Options.

It is the Company’s intent that, except as otherwise specifically provided in a written award agreement with respect to an Option, the Options not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. However, the Company may, in its discretion, issue options that are subject to or compliant with Code §409A. Options under the Plan shall contain such terms as the Committee determines are appropriate to be exempt from, or comply with, the requirements of Section 409A of the Code. However, neither the Company nor any of its Affiliates makes any representations with respect to the application of Code Section 409A to the Options and, by the acceptance of the Options, the Participant agrees to accept the potential application of Code §409A to the Options and the tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Options. In the event that, after the issuance of an Option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on any Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

5. Limitation on the Aggregate Number of Shares of Common Stock. The number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof) shall not exceed, in the aggregate, 25,652.5253 shares of Common Stock (as such number is equitably adjusted pursuant to Section 8 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan. Similarly, if any shares of Common Stock issued hereunder upon exercise of Options are repurchased hereunder, such shares shall again be available under this Plan for reissuance as Options.

6. Incentive Stock Options. Any of the Options to be granted hereunder may constitute Incentive Stock Options to the extent expressly designated as such by the Committee or the Board. All Incentive Stock Options (i) shall have an exercise price per share of Common Stock of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative) and (iv) shall be exercisable only during the Participant’s employment by the Company or a Subsidiary, provided, however, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary or (y) the date which is three months after the Termination Date for any other reason. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply if and to the extent that (i) the Participant was entitled to exercise such option on the date of termination and (ii) such option would not have expired had the Participant continued to be employed by the Company or a Subsidiary. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options.

7. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

8. Adjustment for Change in Common Stock. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

9. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

10. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 8 above or (b) extend the term of this Plan; provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option in a manner which would have a material adverse effect on the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date; provided that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be granted hereunder after the tenth anniversary of the original Effective Date.

11. Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any shares of Common Stock.

(b) Neither the grant of any Option, the issuance of any Common Stock nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Common Stock shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(c) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option and he or she fully understands the terms and conditions contained herein and therein.

(d) Prior to the purchase of any shares of Common Stock pursuant to this Plan or any written agreement evidencing the purchase of any shares of Common Stock, such Participant will deliver to the Company an executed consent from such Participant’s spouse (if any) in the form of Exhibit 1 attached hereto. If, at any time subsequent to the date such Participant purchases any shares of Common Stock and prior to the occurrence of a Change of Control, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit 1 at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date. At the request of the Company, all Participants shall execute a joinder to any stockholders agreement among the equityholders of the Company then in effect.

12. Repurchase Option.

(a) Repurchase Option. If a Participant is no longer employed (or in the case of a Participant who was not an employee, the date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries) by the Company or its Subsidiaries for any reason, the Option Shares (whether held by such Participant or one or more transferees of such Participant, other than the Company or any VEP Stockholder) will be subject to repurchase by the VEP Stockholders and the Company (each of the aforementioned solely at their option) pursuant to the terms and conditions set forth in this Section 12 (the “Repurchase Option”).

(b) Repurchase Price. Following the Termination Date, the VEP Stockholders and the Company may elect to repurchase all or any portion of the Option Shares at a price per share equal to (i) Original Cost, in the event of Participant’s termination for Cause, or in the event Participant resigns without Good Reason (except under the circumstances described in clause (ii)(C) below), or in the event Participant engages in a Competitive Activity prior to the repurchase date, or (ii) Fair Market Value (as of the repurchase date), in the event (A) of the Participant’s termination without Cause, (B) Participant resigns for Good Reason or (C) Participant resigns without Good Reason after (i) providing the Company with 90 days’ written notice of Participant’s election to resign without Good Reason, and (ii) agreeing to an appropriate transition plan (both during such 90 day period and following such resignation without Good Reason), with the appropriateness of such transition plan being determined in good faith by the Company’s Chief Executive Officer (or, if the Participant is the Company’s Chief Executive Officer, then such determination shall be made by the Board), provided that if Participant engages in a Competitive Activity following the Termination Date, Participant shall pay to the Company the difference between the Fair Market Value (as of the repurchase date) and the Original Cost, if any. In the event any rights pursuant to the Repurchase Option may arise, the Company will promptly notify the VEP Stockholders thereof.

(c) Repurchase Procedures. Subject to Section 12(b), each VEP Stockholder may elect to exercise the Repurchase Option to purchase up to its pro rata share (determined based upon the number of shares of Common Stock then held by each such VEP Stockholder on an as converted basis) by delivering written notice (the “Initial Repurchase Notice”) to the holder or holders of the Option Shares, the Company and the other VEP Stockholders no later than 60 days after the later of (i) the Termination Date and (ii) the 181st day following the acquisition of the Option Shares subject to such repurchase. To the extent that any of the VEP Stockholders do not elect to repurchase their full allotment of Option Shares no later than the fifth business day following delivery of the first Initial Repurchase Notice delivered by any VEP Stockholder (and, immediately following the completion of such fifth business day, the Company will notify in writing each of the VEP Stockholders if any of the VEP Stockholders have not elected to purchase their full allotment of Option Shares), the other VEP Stockholders shall be entitled to purchase all or any portion of the remaining Option Shares by providing notice (the “Supplemental Repurchase Notice”) to each of the parties receiving the Initial Repurchase Notice within 10 business days following the delivery of the first Initial Repurchase Notice delivered by any VEP Stockholder; provided that if in the aggregate such VEP Stockholders elect to purchase more than the remaining available Option Shares, such remaining available Option Shares purchased by each VEP Stockholder will be reduced on a pro rata basis based upon the number of shares of Common Stock then held by each electing VEP Stockholder on an as converted basis. To the extent that, after giving effect to the reoffer pursuant to the immediately preceding sentence, any portion of the Option Shares are not being repurchased by the VEP Stockholders, the Company may exercise the Repurchase Option for the remaining Option Shares by delivering written notice (a “Company Repurchase Notice” and together with the Initial Repurchase Notice and Supplemental Repurchase Notice, a “Repurchase Notice”) to the holder or holders of the applicable Option Shares within 10 business days of the expiration of the latest period during which the VEP Stockholders were entitled to deliver Repurchase Notices. Each Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), the aggregate consideration to be paid for such Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of a Participant, the VEP Stockholders and the Company, as the case may be, will purchase the shares elected to be purchased from all such holder(s) of Option Shares, pro rata according to the number of Option Shares held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). If Option Shares of different classes are to be purchased pursuant to the Repurchase Option and such Option Shares are held by any transferees of a Participant, the number of shares of each class of Option Shares to be purchased will be allocated among all such holders, pro rata according to the total number of Option Shares to be purchased from such Persons.

(d) Closing. The closing of the transactions contemplated by this Section 12 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. Each VEP Stockholder will pay for the Option Shares to be purchased by it by delivery of a check payable to the holder of such Option Shares. The Company will pay for the Option Shares to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Participant to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Option Shares), and will pay the remainder of the purchase price by, at its option, delivery of (i) a check payable to the holder of such Option Shares, (ii) a subordinated promissory note payable in three equal annual installments commencing on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to 5% or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares. Notwithstanding anything to the contrary contained herein, all repurchases of Option Shares by the Company will be subject to applicable restrictions contained in the corporation law of the Company’s jurisdiction of incorporation and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The VEP Stockholders and/or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Option Shares, including, but not limited to, representations that such seller has good and marketable title to the Option Shares to be transferred free and clear of all liens, claims and other encumbrances.

13. Restrictions on Transfer.

(a) Transfer of Option Shares. No Participant may sell, transfer, assign, pledge, encumber or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Option Shares (a “Transfer”) except Transfers pursuant to Sections 12, 13(b), 16 or 17 hereof (or as otherwise set forth in any written agreement with respect to the issuance of Options between the Company and such Participant), in each case pursuant to the terms and limitations set forth therein.

(b) Certain Permitted Transfers. The restrictions contained in Section 13(a) will not apply with respect to Transfers of Option Shares by a Participant (i) to its Affiliates, (ii) pursuant to Section 16, (iii) pursuant to Section 17, or (iv) pursuant to applicable laws of descent or distribution or among a Participant’s Family Group; provided that the restrictions contained in this Plan will continue to apply to the Option Shares after any Transfer pursuant to clause (i) or (iv) above and each transferee of such Option Shares shall agree in writing, prior to and as a condition precedent to the effectiveness of such Transfer, to be bound by the provisions of this Plan, without modification or condition, subject only to the consummation of the Transfer. Upon the Transfer of Option Shares pursuant to clause (i) or (iv) of this Section 13(b), the transferring Participant will deliver a written notice to the Company and the VEP Stockholders, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include an original counterpart of the agreement of such transferee(s) to be bound by this Plan. Notwithstanding the foregoing, no Participant shall avoid the provisions of this Plan by making one or more transfers to one or more transferees permitted under clause (i) above and then disposing of all or any portion of such Participant’s interest in such transferee. “Family Group” means a Participant’s spouse and descendants (whether by birth or adoption) and any trust solely for the benefit of such Participant and/or such Participant’s spouse and/or such Participant’s descendants (by birth or adoption), parents or dependents, or any charitable trust the grantor of which is such Participant and/or a member of the Participant’s Family Group. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 13(b) is herein referred to as a “Permitted Transferee.”

(c) Termination of Restrictions. The rights and restrictions on the transfer of Option Shares set forth in this Section 13 will continue with respect to each Option Share until the earlier of (i) the consummation of an Approved Sale (as defined below) and (ii) the consummation of an IPO.

14. Additional Restrictions on Transfer.

(a) The certificates representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE ISSUER’S 2014 STOCK OPTION PLAN AND A WRITTEN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF SUCH SECURITIES, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first, if requested by the Company, delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such transfer.

(c) No holder of Option Shares will effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Option Shares or of any other equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s securities, except as part of such underwritten public offering. The restrictions on transfer set forth in this Section 14(c) shall continue with respect to each Option Share and each other security, option or right described in the preceding sentence until the date on which such security has been transferred pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)) adopted under the Securities Act.

15. Definition of Option Shares. For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company, the VEP Stockholders or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of the Company’s capital stock issued with respect to Option Shares by way of a share split, share dividend or other recapitalization.

16. Sale of the Company.

(a) If the holders of at least a majority of the Company’s capital stock held by the VEP Stockholders (the “Requisite Holders”) approve (and in the case of any sale or fundamental change which requires the approval of the board of directors of a Delaware corporation pursuant to applicable Delaware law, the Board shall have approved such sale) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) (collectively, an “Approved Sale”), each holder of Option Shares will be deemed to have consented to and agrees to raise no objections against such Approved

Sale. If the Approved Sale is structured as (i) a merger or consolidation or asset sale or other transaction for which dissenter’s, appraisal or similar rights are available under applicable law, each holder of Option Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such transaction, or (ii) a sale of stock (including by recapitalization, consolidation, combination or otherwise), each holder of Option Shares will agree to sell all of its Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the Requisite Holders. Each Participant shall be obligated to join in any indemnification or other obligations that the VEP Stockholders are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to the VEP Stockholders, such as indemnification with respect to representations and warranties given by VEP Stockholders regarding the VEP Stockholders’ title to and ownership of the capital stock of the Company being sold by the VEP Stockholders, in respect of which only VEP Stockholders shall be liable); provided that no Participant shall be obligated in connection with such indemnification or other obligations with respect to any amount in excess of the consideration received by such Participant in connection with such transfer. Each holder of Option Shares will take all reasonably necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Requisite Holders and the Company.

(b) The obligations of the holders of Option Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale and subject to the provisions of the Company’s Certificate of Incorporation, each holder of Option Shares shall receive the same portion of the aggregate consideration from such transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such transaction, (ii) if any holder of Option Shares is given an option as to the form and amount of consideration to be received, each holder of Option Shares will be given the same option and (iii) each holder of then currently exercisable rights to acquire Option Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Option Shares.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Option Shares that are not Accredited Investors (as such term is defined under Rule 501 promulgated by the Securities and Exchange Commission) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any such holder of Option Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such holder of Option Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) Holders of Option Shares will bear their pro-rata share (based upon the number of shares sold by such holder Option Shares, in relation to the number of shares sold by all holders in such Approved Sale of Common Stock (with each class to bear expenses based upon the relative distribution priorities and preferences of each such class in relation to the other)) of the costs of any sale of Option Shares pursuant to an Approved Sale borne by the Company to the extent such costs are incurred for the benefit of all holders of Option Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Option Shares on their own behalf will not be considered costs of the transaction hereunder.

(e) The provisions of Sections 16(b), (c) and (d) hereof will terminate on the first to occur of (i) the consummation of an IPO and (ii) the consummation of an Approved Sale (except as such provisions relate to any such Approved Sale).

17. Public Offering. If the Board and the Requisite Holders approve an IPO, the holders of Option Shares will take all reasonably necessary or desirable actions in connection with the consummation of the IPO. If the IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure will adversely affect the marketability of the offering, each holder of Option Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the shares of Company’s capital stock into securities that the managing underwriters, the Board and the holders of a majority of the Common Stock then held by the VEP Stockholders find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to the IPO. The provisions of this Section 17 and all references to the defined term “IPO” in this Plan will apply, mutatis mutandis, to (i) any initial public offering and sale of any common stock of any Subsidiary of the Company and the liquidation of the Company into any such Subsidiary in connection therewith and (ii) any Solvent Reorganization approved by the Board. In connection with any such public offering and sale of any common stock of any Subsidiary of the Company, the Company shall liquidate into such Subsidiary or take other appropriate action to distribute the securities of such Subsidiary.

18. Transfers in Violation of Plan. Any transfer or attempted transfer of any Option Shares in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option Shares as the owner of such shares for any purpose.

19. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Remedies. Each of the Company, any Participant and the VEP Stockholders will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

21. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

22. Governing Law. All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

23. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the address below indicated:

Notices to the Company:

Autotask Superior Holding, Inc.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

* * * * *

EXHIBIT 1

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Autotask Superior Holding, Inc. 2014 Stock Option Plan,

Stock Option Agreement

and that I understand their contents. I am aware that such agreements provide for the repurchase of certain of my spouse’s capital stock of Autotask Superior Holding, Inc. (the “Company”) under certain circumstances and impose other restrictions on such capital stock. I agree that my spouse’s interest in such capital stock is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such capital stock shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints             (the “Stockholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all capital stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all capital stock of the Company now or hereafter held of record by the Stockholder (including but not limited to, the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such capital stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Stockholder, or dissolution of marriage and this proxy will not terminate without consent of the Stockholder and the Company.

Stockholder:	Spouse of Stockholder:

Signature	Signature

Printed Name	Printed Name

Dated	Dated

SUBSCRIBED AND SWORN to before me this ______ day of ____________, 20__
My Commission Expires

Notary Public

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